Exhibit 10.22

AMENDMENT NUMBER 2 TO THE THIRD

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NUMBER 2, dated as of September 27, 2007 (this “Amendment”) to the Third Amended and Restated Credit Agreement, dated as of January 31, 2007 (as amended, restated, supplemented or otherwise modified from time to time, including as of September 6, 2007, the “Credit Agreement;”), each entered into by and among TEXTAINER LIMITED, a company with limited liability organized under the laws of Bermuda, as borrower (together with its successors and permitted assigns, the “Borrower”), TEXTAINER GROUP HOLDINGS LIMITED, a company with limited liability organized under the laws of Bermuda, as guarantor (together with its successors and permitted assigns, “TGH”), BANK OF AMERICA, N.A. (“B of A”), FORTIS CAPITAL CORP. (as assignee of Fortis Bank (Nederland) N.V.) (“Fortis”), WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells”) (each of B of A, Fortis and Wells, a “Bank” and collectively, the “Banks”), and B of A, as agent on behalf of the Banks (not in its individual capacity, but solely as agent, the “Agent”). Capitalized terms used herein but not defined herein shall have the same meaning as given to them in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, TGH, the Banks and the Agent have entered into the Credit Agreement, pursuant to which the Banks have agreed to extend and make available to the Borrower certain advances of money;

WHEREAS, the parties hereto have agreed to amend certain provisions of the Credit Agreement;

WHEREAS, subject to the representations and warranties of the Borrower and TGH set forth below, and upon the terms and conditions set forth in this Amendment, the parties hereto are willing to so amend certain provisions in the Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing Recitals, and intending to be legally bound, the parties hereto agree as follows:

SECTION 1. Amendments to Credit Agreement. Subject to the terms, conditions and limitations set forth in this Amendment, the terms of the Credit Agreement shall be amended as of September 27, 2007 as follows:

(a) Section 1.1 of the Credit Agreement is amended by inserting the defined term “Follow-on Public Offering” in alphabetical order as follows:

“Follow-on Public Offering” means any public offering, following the Initial Public Offering, of TGH’s common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended.”

(b) Section 7.1 of the Credit Agreement is amended and restated in its entirety as follows:

“7.1 Minimum Consolidated Tangible Net Worth. TGH shall maintain, as of the last day of each fiscal quarter of TGH, a Consolidated Tangible Net Worth of not less than the sum of (a) an amount equal to the sum of (i) One Hundred Fifty-Four Million Dollars ($154,000,000) and (ii) if the Consolidated Tangible Net Worth of TGH as of September 30, 2007 exceeds One Hundred Ninety-One Million Four Hundred Ninety-Eight Thousand Dollars ($191,498,000), the amount of such excess, plus (b) an amount equal to forty percent (40%) of the cumulative Consolidated Net Income for the period commencing on October 1, 2007 through such date of determination (but excluding any fiscal quarter in which Consolidated Net Income was negative) plus (c) an amount equal to one hundred percent (100%) of the aggregate equity proceeds (net of reasonable out-of-pocket fees and expenses) received by TGH from any Initial Public Offering or any Follow-on Public Offering.”

(c) Section 6.15(b) of the Credit Agreement is amended and restated in its entirety as follows:

“(b) Investments by Borrower in TMCL and by TGH in the Borrower;”

(d) Section 6.15(e) of the Credit Agreement is amended and restated in its entirety as follows:

“(e) Investments consisting of loan(s) by the Borrower to TGH the proceeds of which will be used solely by TGH for dividend payments so long as the aggregate amount of such loan(s) made in any calendar year does not exceed an amount equal to sixty percent (60%) of TGH’s Consolidated Net Income for the prior year; provided, (i) so long as the terms and conditions in the TEM Acquisition Letter Agreement are fully complied with by the Borrower, the TEM Acquisition Investment neither shall be restricted by this Section 6.15 nor shall the amount thereof be included in the foregoing calculation of the amount of loans permitted in this Section 6.15(e); and (ii) the CL Acquisition Loan and the CL Acquisition Loan Repayment (each as defined in the CL Acquisition Letter Amendment) neither shall be restricted by this Section 6.15 nor shall the amount thereof be included in the foregoing calculation of the amount of loans permitted in this Section 6.15(e);”

(e) A new Section 6.24 is added to the Credit Agreement that will read as follows:

“6.24 Use of Proceeds of Initial Public Offering. Upon completion of the Initial Public Offering of the shares of TGH, TGH will use at least Seventy Five Million Dollars ($75,000,000) of the net proceeds of such offering to repay Indebtedness owing by TGH to the Borrower.”

SECTION 2. Limitations on Amendment.

(a) Subject to compliance with the provisions of Section 4 hereof, the amendment set forth in Section 1 of this Amendment shall become effective as of September 27, 2007 and shall be limited precisely as written and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document, or (ii) otherwise prejudice any right or remedy which the Banks or the Agent may now have or may have in the future under or in connection with any Loan Document.

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(b) This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein waived or amended, are hereby ratified and confirmed and shall remain in full force and effect.

SECTION 3. Representations and Warranties. In order to induce the Banks and the Agent to enter into this Amendment, the Borrower, for itself and each of its Subsidiaries, and TGH, for itself and each of its Subsidiaries, jointly and severally, represent and warrant to each Bank and the Agent as follows:

(a) The Borrower and TGH each have the corporate power and authority to execute and deliver this Amendment;

(b) The execution and delivery by each of the Borrower and TGH of this Amendment have been duly authorized by all necessary corporate action on the part of the Borrower and TGH;

(c) The execution and delivery by each of the Borrower and TGH of this Amendment do not and will not contravene: (i) any law or regulation binding on or affecting the Borrower or TGH, (ii) the memorandum of association, bye-laws or other organizational documents of the Borrower or TGH, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on the Borrower and/or TGH or (iv) any contractual restriction binding on or affecting the Borrower and/or TGH;

(d) The execution and delivery by each of the Borrower and TGH of this Amendment do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on the Borrower and/or TGH, except as already has been obtained or made; and

(e) This Amendment has been duly executed and delivered by each of the Borrower and TGH, and is the binding obligation of each of the Borrower and TGH, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

SECTION 4. Effectiveness. The effectiveness of this Amendment is subject to the condition precedent that the Agent shall have received all of the following, each duly executed and dated as of the date of this Amendment, in form and substance satisfactory to the Banks, and each in sufficient number of signed counterparts to provide one for each Bank:

(a) this Amendment by the Borrower, TGH, each of the Banks and the Agent;

(b) the Acknowledgment of Amendment and Reaffirmation of Consent and Agreement attached to this Amendment;

(c) the Acknowledgment of Amendment and Reaffirmation of Guaranty and Pledge Agreement attached to this Amendment; and

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(d) the fee letter to be dated the date hereof.

Upon the satisfaction of the conditions precedent to the effectiveness of this Amendment set forth in this Section 4, the amendments set forth in this Amendment shall be deemed effective for all purposes.

SECTION 5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF; PROVIDED THAT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Consent to Jurisdiction. Borrower and TGH hereby irrevocably consent to the personal jurisdiction of the state and federal courts located in New York County, New York, in any action, claim or other proceeding arising out of any dispute in connection with this Amendment, any rights or obligations hereunder, or the performance of such rights and obligations.

SECTION 7. Counterparts. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts (including by facsimile), with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWER:	TEXTAINER LIMITED

	By	/s/ D.R. Cottingham
	Printed Name:	D.R. Cottingham
	Title:	Assistant Secretary

GUARANTOR:	TEXTAINER GROUP HOLDINGS LIMITED

	By	/s/ D.R. Cottingham
	Printed Name:	D.R. Cottingham
	Title:	Secretary

BANKS:	BANK OF AMERICA, N.A.

	By	/s/ David Meehan
	Printed Name:	David Meehan
	Title:	Vice President

FORTIS CAPITAL CORP.

	By	/s/ Susan M. Yata
	Printed Name:	Susan M. Yata
	Title:	Director

	By	/s/ Matthew Correia
	Printed Name:	Matthew Correia
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

	By	/s/ Thomas M. Gloger
	Printed Name:	Thomas M. Gloger
	Title:	Vice President

AGENT:	BANK OF AMERICA, N.A.

	By	/s/ Matthew Correia
	Printed Name:	Matthew Correia
	Title:	Vice President

ACKNOWLEDGMENT OF AMENDMENT

AND REAFFIRMATION OF GUARANTY AND PLEDGE AGREEMENT

Section 1. Textainer Group Holdings Limited, a Bermuda company (“TGH”) hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of this Amendment.

Section 2. TGH hereby consents to this Amendment and agrees that its guaranty of the Obligations of the Borrower under the Credit Agreement, as amended, pursuant to that certain Third Amended and Restated Guaranty and Pledge Agreement, dated as of January 31, 2007, executed by TGH for the benefit of the Banks and the Agent (as amended, modified or supplemented from time to time in accordance with the terms of the Loan Documents, the “Guaranty and Pledge Agreement”), shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of this Amendment or any other document or instrument delivered in connection herewith.

TEXTAINER GROUP
HOLDINGS LIMITED

By	/s/ D.R. Cottingham
Printed Name:	D.R. Cottingham
Title:	Secretary

ACKNOWLEDGMENT OF AMENDMENT

AND REAFFIRMATION OF CONSENT AND AGREEMENT

Section 1. Textainer Equipment Management Limited, a Bermuda company and successor in interest to Textainer Equipment Management N.V. (“TEM”) hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of this Amendment.

Section 2. TEM hereby consents to this Amendment and agrees that its acknowledgment of and consent to the Obligations of the Borrower under the Credit Agreement, as amended, pursuant to that certain Second Amended and Restated Consent and Agreement, dated as of January 31, 2007, executed by TEM (as amended, modified or supplemented from time to time in accordance with the terms of the Loan Documents, the “Consent and Agreement”) shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of this Amendment or any other document or instrument delivered in connection herewith.

TEXTAINER EQUIPMENT
MANAGEMENT LIMITED

By	/s/ Christopher C. Morris
Printed Name:	Christopher C. Morris
Title:	Secretary